EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated March 19, 2012 (except for Note 17 as to which the date is August 16, 2012), on the consolidated financial statements of Aspen University Inc. and Subsidiary for the years ended December 31, 2011 and 2010, included herein on the registration statement of Aspen Group, Inc. on Form S-1 Amendment No. 1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
November 21, 2012